EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)
Registration Statements (Form S-3 Nos. 333-225184, 333-238595, 333-248637 and 333-269111) and in the related prospectuses and prospectus supplements,
2)
Registration Statements (Form S-8 Nos. 333-239324, 333-258864, and 333-273669) pertaining to the 2018 Inducement Award Plan and the 2018 Equity Incentive Plan,
3)
Registration Statement (Form S-8 No. 333-230171) pertaining to the 2018 Inducement Award Plan,
4)
Registration Statement (Form S-8 No. 333-228147) pertaining to the Directors’ Market Value Stock Purchase Plan,
5)
Registration Statement (Form S-8 No. 333-225190) pertaining to the 2018 Equity Incentive Plan,
6)
Registration Statement (Form S-8 No. 333-196677) pertaining to the 2014 Employee Stock Purchase Plan,
7)
Registration Statement (Form S-8 No. 333-174350) pertaining to the 2011 Incentive Award Plan, the 2002 Equity Incentive Plan, the 1996 Directors’ Stock Option Plan and the 1992 Stock Option Plan,
8)
Registration Statement (Form S-8 No. 333-136330) pertaining to the 2002 Equity Incentive Plan and the 2006 Directors’ Stock Option Plan, and
9)
Registration Statement (Form S-8 No. 333-266795) pertaining to the 2018 Equity Incentive Plan, the 2018 Inducement Award Plan and the 2014 Employee Stock Purchase Plan.

of our reports dated February 28, 2024, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Geron Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2023.

/s/ Ernst & Young LLP

San Jose, California

February 28, 2024